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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2006

INTERNATIONAL RECTIFIER CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-7935 (Commission File Number)	95-1528961 (I.R.S. Employer Identification No.)
233 Kansas Street El Segundo, California (Address of principal executive offices)		90245 (Zip Code)
(310) 726-8000 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

        On June 5, 2006, International Rectifier Corporation (the "Company") issued a press release announcing that it has commenced a private offering, subject to market conditions and other factors, of $650 million aggregate principal amount of convertible subordinated notes due 2013. The offering contemplates that the initial purchasers of the notes will have an over-allotment right to purchase up to an additional $100 million aggregate principal amount of notes within 13 days of the initial issuance of the notes.

        International Rectifier expects to use the proceeds for general corporate purposes, which may include the repayment of existing indebtedness. International Rectifier also intends to use a portion of the net proceeds from the notes to pay the net cost of convertible note hedge and warrant transactions. The convertible note hedge transactions are expected to reduce the potential dilution from conversion of the notes.

        In connection with the convertible note hedge and warrant transactions, it is expected that the counterparties or their affiliates will enter into various derivative transactions with respect to the Company's common stock simultaneously with or shortly after the pricing of the notes. In addition, following pricing of the notes, such counterparties or their affiliates may continue to enter into, or to unwind, various derivatives transactions with respect to the Company's common stock and/or to purchase shares of the Company's common stock in secondary market transactions, including during the observation period relating to any conversion of the notes.

        A copy of the press release announcing the private offering is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

        Attached as Exhibit 99.2 to this report and incorporated herein by reference is selected information contained in an offering memorandum that is being furnished to investors in connection with the proposed private offering.

        Attached as Exhibit 99.3 to this report and incorporated herein by reference is the calculation of the ratio of earnings to fixed charges information that is included in such offering memorandum.

        The information contained in this report is neither an offer to sell nor a solicitation of an offer to buy any of the convertible subordinated notes. The notes to be offered and the common stock issuable upon conversion of the notes have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or applicable state securities laws and may not be offered or sold in the United States absent such registration or an applicable exemption therefrom.

        On June 5, 2006, the Company entered into an Amendment to Credit Agreement (the "Amendment") with reference to the Credit Agreement (as heretofore amended, the "Credit Agreement") dated as of November 7, 2003, among the Company, the Lenders referred to therein, and BNP Paribas, as Agent for itself and the other Lenders. Pursuant to the Amendment, the Lenders and the Administrative Agent amended the Credit Agreement to permit the proposed issuance and sale of the notes and the consummation of the convertible note hedge and warrant transactions described above. A copy of the Amendment is attached as Exhibit 99.4 to this report and is incorporated herein by reference.

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Item 8.01 Other Events.

        In April 2002, the Company made a loan of $400,000 to Robert Grant, the Company's Executive Vice President, Global Sales and Corporate Marketing. The loan accrues interest at the rate of 4.75% per annum and is due and payable on April 1, 2007. The loan is represented by an unsecured promissory note issued by Mr. Grant in favor of the Company. The largest outstanding balance of such loan since the beginning of the Company's last fiscal year was $409,499, and the amount outstanding as of June 1, 2006 was $401,583.

Item 9.01. Financial Statements and Exhibits.

  (c)
  Exhibits

Exhibit Number	Description
99.1	Press release dated June 5, 2006.
99.2	Certain information disclosed to potential investors in connection with the proposed private offering of convertible subordinated notes.
99.3	Computation of ratio of earnings to fixed charges.
99.4	Amendment to Credit Agreement dated as of June 5, 2006, by and among the Company, the Lenders referred to therein and BNP Paribas, as Agent for itself and the other Lenders.

Forward Looking Statements

        All statements in this report and the exhibits hereto that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements are based on the Company's present expectations, projections, objectives or strategies regarding the future. As such, these statements involve known and unknown risks, uncertainties, and other factors that may cause the Company's actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. You should read carefully the Company's filings with the Securities and Exchange Commission for a description of certain risks that could cause actual results to differ from the results expressed or implied by such forward-looking statements.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERNATIONAL RECTIFIER CORPORATION
Date: June 5, 2006	By:	/s/ DONALD R. DANCER Donald R. Dancer, Secretary and General Counsel

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SIGNATURES